Webb & Company, P.A. Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Alliance Recovery Corporation Equity Incentive Plan of our report dated April 9, 2008, with respect to the financial statements of Alliance Recovery Corporation included in its annual report (Form 10-KSB) for the years ended December 31, 2007 and 2006 as filed with the Securities and Exchange Commission.

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach Florida
June 9, 2008